Exhibit 10.8

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

INVESTOR INFORMATION AGREEMENT

This INVESTOR INFORMATION AGREEMENT (this “Agreement”) is dated as of January 16, 2025 and is between Jersey Mike’s HoldCo, LLC, a Delaware limited liability company (together with its successors, “HoldCo”), Jersey Mike’s Franchise Systems, LLC, a Delaware limited liability company and a wholly-owned subsidiary of HoldCo (together with its successors, the “Company”), Blackstone Capital Partners IX L.P., a Delaware limited partnership (together with its alternative investment vehicles, its affiliated co-investing funds and its alternative investment vehicles, “Fund 1”), and Blackstone Private Equity Strategies Fund L.P., a Delaware limited partnership (together with its alternative investment vehicles, its affiliated co-investing funds and its alternative investment vehicles, “Fund 2 “).

BACKGROUND

Each Fund, an investment fund affiliated with Blackstone Inc. (“Blackstone”), has invested in HoldCo. In consideration thereof and of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Reimbursements.

(a) General. The Company will pay, or cause to be paid, directly (or else reimburse) each Fund and its respective affiliates for their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable and documented out-of-pocket costs and expenses incurred by each Fund and its respective affiliates for the benefit and on behalf of HoldCo, the Company or any of their respective subsidiaries in connection with (i) transactions entered into, or contemplated to be entered into, by HoldCo, the Company or any of their respective subsidiaries, or (ii) regulatory filing obligations of HoldCo, the Company or any of their respective subsidiaries or any successor,including in the case of clauses (i) or (ii), without limitation, (A) fees and disbursements of any independent and unaffiliated professionals and organizations, including independent accountants, outside legal counsel and other consultants, retained in connection therewith by Fund 1, Fund 2 or any of their respective affiliates, (B) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by Fund 1, Fund 2 or any of their respective affiliates in connection therewith, and (C) transportation and per diem cost in connection with travel to and from Blackstone’s offices and other locations on business related to HoldCo or its subsidiaries. All payments or reimbursements for Out-of-Pocket Expenses will be made within 20 days of the request for payment or reimbursement.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Transaction Expenses. In order to facilitate the transactions (the “Transactions”) contemplated by that certain Equity Purchase Agreement, dated as of November 8, 2024 (as amended, supplemented or modified in accordance with its terms, the “Transaction Agreement”), by and among Submarine Buyer LLC, a Delaware limited liability company (“Purchaser”), the Company (then known as Jersey Mike’s Franchise Systems, Inc.), Jersey Shore Construction LLC, Jersey Mike’s Inc. (the “Principal Seller”), and Peter Cancro, solely for the limited purposes set forth therein (together with the Principal Seller, the “Sellers”), Purchaser (or affiliates of Purchaser, including the Funds) may have engaged certain advisors and incurred certain expenses for the benefit of the Company in connection with the Transactions (the “Reimbursable Expenses”). Each of HoldCo and the Company shall reimburse Purchaser (or its designee) for such Reimbursable Expenses, as well as all other reasonable and documented out-of-pocket expenses (which, in the case of air travel, shall be limited to the expenses of travelling on a commercial airline) incurred by Purchaser or its affiliates (including for all purposes under this Agreement, for the avoidance of doubt, the Funds) in connection with the Transactions, including for services provided by Purchaser’s advisors in connection with the Transactions. In respect of any such expenses that have not yet been paid, in lieu of being reimbursed Purchaser may elect to direct HoldCo and the Company to instead pay such expenses directly to the party to whom the expense is owing. Each of HoldCo and the Company expects significant synergistic, operational, financial and strategic benefits from the Transactions and the Reimbursable Expenses. Each of HoldCo and the Company has agreed to pay such Reimbursable Expenses to obtain and achieve certain benefits as a result of the Transactions, including the opportunity to partner with, and benefit from the industry experience of Purchaser and its affiliates. For the avoidance of doubt, the reimbursement or payment of the Reimbursable Expenses described in this paragraph does not (i) require a direct transfer of cash from the Company or HoldCo to Purchaser for costs that are paid at closing or (ii) modify or alter the terms set forth in the Transaction Agreement with respect to payment of transaction expenses. For costs that have been paid by Purchaser or its affiliates prior to closing, reimbursement by HoldCo or the Company is required to support that HoldCo and the Company bear the economic burden of such costs.

(c) For the avoidance of doubt and notwithstanding anything to the contrary contained herein, any payment or expense reimbursement pursuant to this Section 1 shall be without duplication of any payment or expense reimbursement to the extent actually paid by HoldCo, the Company or any of their respective subsidiaries to any Manager, any Fund or any of their respective affiliates or the Purchaser (or its affiliates or designees) pursuant to that certain Administrative Services Agreement, dated as of the date hereof, by and among HoldCo, Company, Blackstone Management Partners L.L.C. and Blackstone Private Investments Advisors L.L.C. (together, the “Managers”).

SECTION 2. Tax and Other Information and Reporting Responsibilities.

(a) Tax-Related Information – General. HoldCo will promptly make available to each Fund and its respective affiliates all books, records and files of HoldCo, the Company, its subsidiaries and any Portfolio-Level Holding Company, as defined below (collectively, the “Portfolio Group”) with respect to tax matters as may be reasonably requested by Blackstone and shall use reasonable efforts to comply with any requests by either Fund or its respective affiliates for any tax-related information (including any applicable state withholdings) of the Portfolio Group. A “Portfolio-Level Holding Company” means any entity (i) which owns, directly or

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

indirectly, all or a portion of the equity of the Company and (ii) in which each of Fund 1 and Fund 2 and the Company’s management own, directly or indirectly, all or a portion of the equity.

(b) Responsibility for Tax Returns. The Company will be responsible for the preparation, signing and filing of all tax returns and the maintenance of all books and records of each member of the Portfolio Group.

(c) Tax-Related Information – Pass-Through Entities. With respect to any Portfolio-Level Holding Company that is treated as a pass-through entity for U.S. federal income tax purposes and, in the case of HoldCo, if it is treated as pass-through entity for U.S. federal income tax purposes, HoldCo will deliver to Fund 1 and Fund 2 the following information with respect to each such entity: (i) on or prior to each of March 15 (Q1), May 15 (Q2) and August 15 (Q3), and October 15 (Q4), estimates of year to date taxable income for the taxable period just completed as set forth in parentheses; (ii) and on or prior to February 15 of the following year, estimates of full year taxable income for the preceding taxable year, with an updated estimate to be delivered by April 1; and (iii) within 210 days after the entity’s year-end, a final Schedule K-1 for such taxable year, along with copies of all other federal, state and local income tax returns or reports filed by the entity for such year as may be required as a result of the operations of the entity, a schedule of book-tax differences for the immediately preceding tax year and such other tax information as shall be reasonably necessary for the preparation by each Fund or its respective affiliates of its federal, state and local income tax returns and other tax information reporting. In each case, the information provided by each such entity shall include the separate allocation of fixed, determinable, annual or periodical income, effectively connected income, unrelated business taxable income, long-term capital gains and losses, “section 1231” gains and losses, and all other separately stated items, state apportionment information, gross receipts tax information, and such other tax information as may be reasonably requested by each Fund from time to time.

(d) CFC and PFIC Status and Information. Each member of the Portfolio Group shall provide to Fund 1 and Fund 2 such information as Fund 1 or Fund 2 may reasonably request at any time or from time to time in order to permit Fund 1 and Fund 2 (i) to determine whether any member of the Portfolio Group has been or may become a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (or a corporation having a similar status) for purposes of the Code and (ii) to determine the consequences to Fund 1 and Fund 2 or any of its direct or indirect investors of such status. If any member of the Portfolio Group is determined to be a PFIC, HoldCo shall, if applicable, provide to Fund 1 and Fund 2 such information reasonably necessary to make or maintain any election available under the Code related to PFIC status, including a “qualified electing fund” (“QEF”) election. Information necessary to permit Fund 1 and Fund 2 (or its direct or indirect investors) to make a QEF election with respect to any member of the Portfolio Group shall be provided to Fund 1 and Fund 2 as soon as reasonably practicable after the end of each fiscal year and in no event later than 40 days after the end of the fiscal year of the relevant member of the Portfolio Group for which it is determined that such an election may be made.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e) Portfolio Company Information. For so long as Fund 1 or Fund 2 directly or indirectly owns equity in HoldCo or the Company and continues to have a reporting obligation with respect thereto, either to investors or to governmental authorities, in order to facilitate each Fund’s and its respective affiliates’ compliance with legal and regulatory requirements applicable to the beneficial ownership by Fund 1 or Fund 2 or any of their respective affiliates of equity securities of HoldCo and/or the Company, each of HoldCo and the Company agrees promptly to provide each of Fund 1 and Fund 2 and its respective affiliates with such information concerning HoldCo, the Company and their respective subsidiaries, including its finances and operations, as Fund 1 or Fund 2 or such affiliates may from time to time request. In furtherance of the foregoing, HoldCo agrees to provide each of Fund 1 and Fund 2 and its respective affiliates, in addition to other information that might be requested by Fund 1 or Fund 2 or its affiliates from time to time, (i) direct access to HoldCo’s and the Company’s and their relevant subsidiaries’ auditors and officers, (ii) the ability to link Blackstone’s systems into HoldCo’s (or its relevant subsidiaries’) general ledger and other systems in order to enable Fund 1 and Fund 2 and their respective affiliates to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by the Funds or their respective affiliates, to be provided within 30 days after the end of each quarter, (iv) the right to visit and inspect any of the offices and properties of HoldCo, the Company and their respective subsidiaries and inspect the books and records of HoldCo, the Company and their respective subsidiaries, (v) copies of all materials provided to each of HoldCo’s, the Company’s and their respective subsidiaries’ board of directors (or equivalent governing body) at the same time as provided to the directors (or their equivalent) of HoldCo, the Company and such subsidiary, (vi) access to appropriate officers and directors of HoldCo, the Company and their respective subsidiaries at such times as may be requested by Fund 1 or Fund 2, as the case may be, for consultation with each of Fund 1 and Fund 2 with respect to matters relating to the business and affairs of HoldCo, the Company and their respective subsidiaries, (vii) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of HoldCo, the Company or any of their respective subsidiaries, and to provide each of Fund 1 and Fund 2, respectively, with the right to consult with HoldCo, the Company and their respective subsidiaries with respect to such actions, and (viii) flash data, in a format to be prescribed by the Funds or their respective affiliates, to be provided within ten days after the end of each quarter (all such information so furnished, the “Information”). HoldCo and the Company each agrees to consider, in good faith, the recommendations of each of Fund 1 and Fund 2 in connection with the matters on which HoldCo, the Company, or any of their respective subsidiary is consulted as described above. HoldCo and the Company each recognizes and confirms that Fund 1 and Fund 2 does not assume responsibility for the accuracy or completeness of the Information and such other information and is entitled to rely upon the Information without independent verification.

SECTION 3. Disclaimer, Opportunities, Release and Limitation of Liability.

(a) Freedom to Pursue Opportunities. In recognition that Blackstone and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Blackstone or its affiliates or employees may serve as an advisor, a director or in some other capacity, in recognition that Blackstone and its affiliates

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

have myriad duties to various investors and partners, in anticipation that HoldCo, the Company and their subsidiaries, on the one hand, and Blackstone (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by HoldCo, the Company and their subsidiaries hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 3(a) are set forth to regulate, define and guide the conduct of certain affairs of HoldCo, the Company and their subsidiaries as they may involve Blackstone. Except as Blackstone or Fund 1 or Fund 2 may otherwise agree in writing after the date hereof:

(i) Blackstone and its affiliates shall have the right: (A) directly or indirectly to engage in any business and invest in debt, equity or other securities of, or provide advice to, any company or other entity, including, without limitation, any company, entity, business activities or lines of business that are the same as or similar to those pursued by, or competitive with, HoldCo and its subsidiaries; (B) directly or indirectly to do business with any client or customer of HoldCo and its subsidiaries; (C) to take any other action that Blackstone believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 3(a); and (D) not to present potential transactions, matters or business opportunities to HoldCo or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) Blackstone and its affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to HoldCo or any of its affiliates or to refrain from any actions specified in Section 3(a)(i) hereof, and HoldCo, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require Blackstone or any of its affiliates to act in a manner inconsistent with the provisions of this Section 3(a).

(iii) Neither Blackstone nor any of its affiliates shall be liable to HoldCo or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 3(a) or of any such person’s participation therein.

SECTION 4. Miscellaneous.

(a) Amendments. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Notices. Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by email with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to the Funds:

Blackstone Capital Partners IX L.P. Blackstone Private Equity Strategies Fund L.P. c/o Blackstone Inc. 345 Park Avenue New York, New York 10154
Attention:	Peter Wallace
Michael Staub Devon Rinker
Email:	[email address]

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954
Attention:	Elizabeth A. Cooper Michael Chao Erica Egenes
Email:	[email address]

if to HoldCo or the Company:

Jersey Mike’s Holdco, LLC Jersey Mike’s Franchise Systems, LLC c/o Blackstone Inc. 345 Park Avenue New York, New York 10154
Attention:	Peter Wallace Michael Staub Devon Rinker
Email:	[email address]

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954
Attention:	Elizabeth A. Cooper Michael Chao Erica Egenes
Email:	[email address]

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by email, in each case with confirmed receipt and (ii) one business day after being sent by overnight courier.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(e) Consent to Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement or the Transactions shall exclusively be brought in the Delaware Court of Chancery sitting in Wilmington, Delaware (the “Court of Chancery”) and shall exclusively be heard and determined by the Court of Chancery, unless the Court of Chancery determines that it does not then have subject matter jurisdiction over such action, in which case any such action shall then exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this paragraph I, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any claim or action directly or indirectly arising out of, under or in connection with this Agreement, the Transactions or the services contemplated hereby.

(f) Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by HoldCo or the Company without the prior written consent of the Funds; provided, however, that (i) each Fund may assign or transfer its duties or interests hereunder to any of its affiliates at the sole discretion of such Fund, and (ii) each Fund may, to the extent necessary to maintain venture capital operating company status, assign, on a “shared basis”, its rights under Section 2 to any affiliated private equity fund. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that each Fund and its respective affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives as well as any assignee(s) of such Fund as described in clause (ii) above, are intended to be third-party beneficiaries under Sections 1, 2 and 3 hereof, as applicable.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g) Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Payments. Each payment made by HoldCo or the Company pursuant to this Agreement shall be paid by wire transfer of immediately available funds to such account or accounts as specified by the applicable Fund or the relevant recipient to HoldCo or the Company prior to such payment.

(j) Confidentiality. Without the prior written consent of the Funds, HoldCo and the Company will not, and will not permit its parent holding company to, in either case directly or indirectly, disclose to any other person (other than employees and directors) this Agreement or the terms hereof or any of the terms, conditions or other facts with respect to any services provided hereunder, except such disclosure that, upon the advice of counsel, must be made in order to comply with applicable law, regulation or legal or judicial process. The term “person” as used in this letter agreement will be interpreted broadly to include the media and any corporation, company, group, partnership or other entity or individual.

(k) Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[Signature Pages Follow]

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The undersigned have executed, or have caused to be executed, this Investor Information Agreement as of the date first written above.

BLACKSTONE CAPITAL PARTNERS IX L.P.

By:	Blackstone Management Associates IX L.P., its general partner

By:	BMA IX L.L.C., its general partner

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.

By:	Blackstone Private Equity Strategies Associates L.P., its general partner

By:	BXPEA L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Senior Managing Director

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The undersigned have executed, or have caused to be executed, this Investor Information Agreement as of the date first written above.

JERSEY MIKE’S HOLDCO, LLC

By:	/s/ Peter Cancro
Name: Peter Cancro
Title: President, Chief Executive Officer, Secretary and Treasurer

JERSEY_MIKE’S FRANCHISE SYSTEMS, LLC

By:	/s/ Peter Cancro
Name: Peter Cancro
Title: President, Chief Executive Officer, Secretary and Treasurer